                               GUARANTY AGREEMENT
                               ------------------

               GUARANTY AGREEMENT, dated as of May 27, 1994 (this "Guaranty Agreement") by UIC-DEL. CORPORATION, a Delaware corporation (herein called the "Guarantor"), to Signet Bank/Maryland (the "Bank"). Capitalized terms not otherwise defined herein have the meanings specified in Section 7 hereof.

                                    RECITALS
                                    --------
               Reference is made to that certain Amended and Restated Loan Agreement dated August 11, 1992, as amended (the "Loan Agreement"), by and among AAI Corporation, a Maryland corporation ("AAI"), AAI Engineering Support, Inc., a Maryland corporation ("Engineering"), AAI Manufacturing Assembly, Inc., a Maryland corporation ("Assembly"), AAI Systems Management, Inc., a Maryland corporation ("Systems"), AAI Medical Corporation, a Maryland corporation ("Medical"), Seti, Inc., a Pennsylvania corporation ("Seti"), AAI/ACL Technologies, Inc., a Maryland corporation ("AAI/ACL"), and AAI Microflite Simulation International Corporation, a Maryland corporation ("AAI Microflite", and AAI, Engineering, Assembly, Systems, Medical, Seti, AAI/ACL and AAI Microflite jointly and severally, individually and collectively, the "Borrower"), and the Bank. The Loan Agreement provided, inter
                                                                  -----
      alia, for the extension by the Bank to the Borrower of a revolving
      ----
     credit facility in an original aggregate principal amount not to exceed $30,000,000.00. The "Termination Date" as defined in the Loan Agreement has occurred without extension by the Bank, and all of the "Obligations" as therein defined have become due and payable. The Borrower and the Guarantor have requested the Bank to extend the Termination Date to August 20, 1994, and as a condition to consenting to such request the Bank has, inter alia, required the execution
                                   ----------
     hereof by the Guarantor.

               NOW, THEREFORE, in consideration of and in order to induce the Bank to extend additional credit to the Borrower, the Guarantor agrees as follows:

               SECTION 1.  GUARANTY.

               (a) The Guarantor hereby guarantees absolutely and unconditionally to the Bank the due and punctual payment of all obligations under the Loan Agreement and the "Note" (as therein defined and herein the "Note"), and the payment, performance and observation of all obligations, covenants and agreements of the Borrower under the Loan Agreement, the Note and under the other
























     NYFS11...:\95\78495\0001\7120\AGR81094.A40

     "Loan Documents" (as defined in the Loan Agreement and herein the "Loan Documents") and all attorneys' fees, costs and expenses of collection incurred by the Bank in connection therewith and in connection with the enforcement of this Guaranty Agreement.

               (b) This is a guaranty of payment and performance and the Guarantor waives any right to require that any action be brought against the Borrower or any other Person or to require that resort be had to any security. The Bank may, at its option, proceed against the Guarantor in the first instance to collect any monies, the payment of which is guaranteed hereby, or enforce any obligations, covenants or agreements, the performance of which is guaranteed hereby without first restoring to any direct or indirect security or to any other remedies including, by way of example but not of limitation, any right of setoff at the same or at different times, as the Bank may deem advisable, and the liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Bank of any direct or indirect security for, or other guarantees of, any indebtedness, liability or obligation of the Borrower to the Bank or by any failure, delay, neglect or omission by the Bank to realize upon or protect any such indebtedness, liability or obligation, or any notes or other instruments evidencing the same or any direct or indirect security therefor.

               (c) The Guarantor hereby consents that the Bank, from time to time, before or after any default by the Borrower, with or without any further notice to or assent from the Guarantor, may, without in any manner affecting the liability of the Guarantor, and upon such terms and conditions as the Bank may deem advisable: (1) extend the time for performance or payment in whole or in part by renewal or otherwise, compromise or release any indebtedness, liability, obligation of or undertaking of the Borrower or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Borrower, or waive any default with respect thereto or waive any provision of the Note, the Loan Agreement or any of the other Loan Documents; (2) sell, release, surrender, modify, impair, exchange, substitute or extend the duration or the time for the performance or payment of any and all property, of any nature and from whomsoever received, held by the Bank as direct or indirect security for the payment or performance of any indebtedness, liability, obligation or undertaking of the Borrower or of any other Person secondarily or otherwise liable for any indebtedness, liability, obligation or undertaking of the Borrower; (3) settle, adjust or compromise any claim of the Bank against the Borrower or any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the

     Borrower; or (4) add or partially release any guarantor, maker, surety, endorser, indemnitor or other party or parties primarily or secondarily liable for the payment and/or performance of any indebtedness, liability or obligation of the Borrower (including, without limitation, the addition or release of any presently existing or future subsidiary or affiliate of AAI as one of the "Borrower" under the Loan Agreement). The Guarantor hereby ratifies and confirms any such extension of time, renewal, release, waiver, surrender, exchange, impairment, substitution, settlement, adjustment, compromise, addition or release and agrees that the same shall be binding upon the Guarantor, and hereby waives any and all defenses, counterclaims or offsets which the Guarantor might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable to the Bank hereunder. No modification, change or amendment (executed by the party or parties against whom enforcement thereof may be sought) of any provision of the Loan Agreement, the Note or any of the other Loan Documents will release the Guarantor from its obligations hereunder.

               (d) The Guarantor hereby waives: (1) notice of acceptance of this Guaranty by the Bank or of the creation, renewal or accrual of any liability of the Borrower, present or future, or of the reliance of the Bank upon this Guaranty (it being understood that every indebtedness, liability and obligation of the Borrower to the Bank created pursuant to the Loan Agreement, the Note or any of the other Loan Documents shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); (2) demand of payment or performance by the Bank or any other Person from the Borrower or from any other Person indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; (3) presentment and demand for payment by the Bank or any other Person of any instrument of the Borrower or of any other Person, protest thereof, and notice of its dishonor to any part thereto and to the Guarantor; (4) notice of the occurrence of a default or Event of Default under the Note, the Loan Agreement or any of the other Loan Documents; (5) notice of any indulgences or extensions granted to Borrower; (6) any and all notice of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction; and (7) all subrogation and other rights and claims of the Guarantor against the Borrower arising on account of this Guaranty or any sums paid by the Guarantor collected by the Bank pursuant to this Guaranty.

               SECTION 2.  REPRESENTATIONS AND WARRANTIES.

               (a)  Corporate Existence and Power.  The Guarantor is a
                    -----------------------------
     corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorization, consents and approvals required to carry on its business as now conducted. The Guarantor is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operation, properties or prospects of the Guarantor. The Guarantor is not a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

               (b)  Corporate and Governmental Authorization;
                    -----------------------------------------
     Contravention.  The execution, delivery and performance by the
     -------------
     Guarantor of this Guaranty Agreement are within its corporate power, have been duly authorized by all necessary corporate and shareholder action, required no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provisions of applicable law or of the articles of incorporation or by-laws of the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Guarantor or result in the creation or imposition of any Lien on any of its assets.

               (c)  Binding Effect.  This Guaranty Agreement constitutes a
                    --------------
     valid and binding agreement of the Guarantor, in each case enforceable against the Guarantor in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency or similar laws applied to Guarantor and affecting the enforceability of creditors' rights generally.

               (d)  Financial Information.  The UIC-Del. Corp. Trial
                    ---------------------
     Balance as at April 24, 1994, a copy of which has been delivered to the Bank, fairly presents the financial position of the Guarantor as of such date. As of April 24, 1994, the Guarantor did not have any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected on its financial statements or notes thereto. Since April 24, 1994, there has been no material adverse change in the business, financial position, results of operation or prospects of the Guarantor.

               (e)  Litigation.  There is no action, suit or proceeding
                    ----------
     pending against or, to the knowledge of the Guarantor, threatened against or affecting, the Guarantor or any of its Subsidiaries before any court or governmental body, agency or official in which there is a reasonable possibility of a decision which could materially adversely affect the business, financial position or results of operations of the Guarantor or which in any manner draws into question the validity of this Guaranty Agreement, the Loan Agreement, the Note or any other Loan Document and there is no basis known to the Guarantor for any such action, suit or proceeding. There is no case, voluntary or involuntary, or other proceeding pending against or, to the knowledge of the Guarantor, threatened against or affecting, the Guarantor or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property.

               (f)  Marketable Title.  The Guarantor has good and
                    ----------------
     marketable title to all its properties and assets, including, without limitation, the Note and the Letter of Credit, subject to no Lien. All leases necessary in any material respect for the conduct of the Guarantor's business are valid and subsisting and are in full force and effect.

               (g)  Taxes.  The Guarantor has filed all United States
                    -----
     Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due as shown on such returns or pursuant to any assessment received by the Guarantor. Neither the Internal Revenue Service nor the income tax authority of any State has initiated any audit (which has not been concluded, and the Guarantor having paid any amount determined to be owing) or otherwise questioned any tax returns of the Guarantor. The charges, accruals and reserves on the books of the Guarantor in respect of taxes or other governmental charges have been established in accordance with GAAP. The provisions on the books of the Guarantor for tax liabilities for the current fiscal period and for open tax years are adequate in the opinion of management. The Guarantor is not the subject of any proposed income or franchise tax assessment for which adequate reserves have not been established on the books of the Guarantor

               (h)  Conflicting Agreements and Other Matters.  The
                    ----------------------------------------
     Guarantor is not a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets or its financial condition. Neither the execution nor delivery of this Guaranty Agreement or fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of its properties or assets pursuant to the articles of incorporation or by-laws of the Guarantor, any award of any arbitrator or any other agreement (including any agreement with stockholders), instrument, order, judgment, decree, statutes, law, rule or regulation to which the Guarantor is subject. The Guarantor is not a party to, or otherwise subject to any provisions contained in, any instrument evidencing Debt of the Guarantor, any agreement relating thereto or any other contract or agreement (including its articles of incorporation) which limits the amount of or otherwise imposes restriction on the incurring of, Debt of the Guarantor of the type evidenced hereby.

               (i)  Governmental Consent.  Neither the nature of the
                    --------------------
     Guarantor, nor any of its business or properties, nor any relationship between the Guarantor and any other Person, nor any circumstance in connection with the execution or delivery of this Guaranty Agreement is such as to require any authorization, consent, approval, exception or other action by or notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Guaranty Agreement or fulfillment of or compliance with the terms and provisions hereof.

               (j)  Disclosure.  Neither this Guaranty Agreement nor any
                    ----------
     other document, certificate or statement furnished to the Bank by or on behalf of the Guarantor pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. To the best knowledge of the Guarantor, there is no fact peculiar to the Guarantor which materially adversely affects or in the future may (so far as the Guarantor can now foresee) materially adversely affect the business, property or assets, or the financial condition of the Guarantor and which has not been set forth in this Guaranty Agreement or in the other documents, certificates and statements furnished to the Bank by or on behalf of the Guarantor prior to the date hereof in connection with the transactions contemplated hereby.

               SECTION 3.  CHARACTER OF OBLIGATIONS OF THE
                           GUARANTOR.

               (a) The obligations of the Guarantor under this Guaranty Agreement, and the rights of the Bank to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise, including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever.

               (b) The obligations of the Guarantor under this Guaranty Agreement are absolute, unconditional and continuing under any and all circumstances, and no such obligation shall be to any extent or in any way discharged, impaired or otherwise affected, except by performance in full thereof. Without limiting the generality of the foregoing, the obligations of the Guarantor shall not be discharged or impaired or otherwise affected by:

               (1) any default, failure or delay, willful or otherwise, in the performance by the Borrower of any of its obligations under the Loan Agreement, the Note or the other Loan Documents;

               (2) any creditor's rights, bankruptcy, receivership or other insolvency proceeding of the Borrower or in respect of the property of the Borrower or any merger, consolidation, reorganization, dissolution, liquidation or winding up of the Borrower or of the Guarantor;

               (3) impossibility or illegality of performance on the part of the Borrower of its obligations under the Loan Agreement, the Note or any of the other Loan Documents;

               (4) the invalidity, irregularity or unenforceability of the Loan Agreement, the Note, any of the other Loan Documents or any documents referred to therein or herein;

               (5) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any federal, state or local governmental unit or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Borrower of any of its obligations under the Loan Agreement, the Note or any of the other Loan Documents;

               (6) the extension of the time for payment or performance by the Borrower of any amount owing or payable under the Loan Agreement, the Note or any of the other Loan Documents, or of the time for performance by the Borrower or any other Person of any other obligations under or arising out of any such documents, or the extension or the renewal of any thereof;

               (7) the modification or amendment (whether material or otherwise) of any obligation, undertaking or condition to be performed by the Borrower under the Loan Agreement, the Note or any of the other Loan Documents;

               (8) any failure, omission, delay or lack on the part of the Bank to enforce, assert or exercise any right, power or remedy conferred on the Bank in the Loan Agreement, the Note or any of the other Loan Documents or any action on the part of the Bank granting indulgence or extension in any form;

               (9) the release or discharge of the Borrower or the Bank from the performance or observance of any obligation, undertaking or condition to be performed by Borrower or the Bank under the Loan Agreement, the Note or any of the other Loan Documents by operation of law;

               (10) the sale, divestiture or other disposition of any or all of the interest of UIC or the Guarantor in the Borrower, or any other change in the relationship of the Guarantor and the Borrower;

               (11) the sale, divestiture or other disposition by the Borrower or any or all of its properties or any assumption by any person or entity of the Borrower's obligations under the Note;

               (12) the existence or nonexistence of the Borrower as a legal entity or any merger or consolidation of the Borrower or Guarantor into or with any other person or entity or any sale, lease or transfer of substantially all of the assets of the Borrower or Guarantor;

               (13) the power or authority or lack thereof of the Borrower to execute and deliver the Note, the Loan Agreement or any of the other Loan Documents;

               (14) the legality, validity or enforceability or lack thereof of any of the Note, the Loan Agreement or any of the other Loan Documents;

               (15) any event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under any applicable law; or

               (16) any other cause, whether similar or dissimilar to the foregoing.

               SECTION 4. NON-FINANCIAL COVENANTS. The Guarantor agrees that so long as any obligation, covenant or agreement which the Guarantor has guaranteed hereunder remains unsatisfied, it shall comply with, perform and observe the following covenants and provisions and shall cause each Subsidiary to comply with, perform and observe said covenants and provisions as are applicable thereto:

               (a)   Information.  The Guarantor will deliver or cause to
                     -----------
     be delivered to the Bank, promptly upon any transmission thereof, the following reports, certificates and opinions:

               (1) promptly (and in any event, within five Business Days) after obtaining knowledge of the commencement of, or a material threat of the commencement of, an action, suit or proceeding against the Guarantor which could materially adversely affect the business, properties, financial position, results of operations or prospects of the Guarantor or which in any manner questions the validity of this Guaranty Agreement, the Loan Agreement, the Note or any of the other Loan Documents or any of the other transactions contemplated hereby or thereby, written notice setting forth the nature of such pending or threatened action, suit or proceeding and such additional information as may be reasonably requested by the Bank;

               (2) promptly upon transmission thereof, copies of all press releases and other statements made available generally by the Guarantor to the public concerning material developments in the results of operations, financial condition, business or prospects of the Guarantor;

               (3) promptly upon receipt thereof, copies of each report submitted to the Guarantor by independent public accountants in connection with any annual, interim or special audit made by them of the books of the Guarantor including, without limitation, each report submitted to the Guarantor concerning its accounting practices and systems and any final comment letter submitted by such accountants to management in connection with the annual audit of the Guarantor; and

               (4) from time to time such additional information regarding the financial position, results of operations or business of the Guarantor as the Bank may reasonably request.

               Bank is authorized to submit a copy of any financial statement delivered to it pursuant to this Section 4(a) to any regulatory body having jurisdiction over it, to rating agencies and, on a confidential basis, to any prospective participant or assignee.

               The Guarantor will, upon reasonable notice by the Bank (and at the expense of the Bank except during the continuance of a Default or an Event of Default, in which case at the expense of the Guarantor), permit representatives of the Bank to visit and inspect the properties of the Guarantor and its Subsidiaries and examine and make abstracts from any of their books and records at any time during normal business hours and as often as may reasonably be requested, and to discuss the business of the Guarantor and its Subsidiaries with officers and employees of the Guarantor and its Subsidiaries and with its independent certified public accountants. The Bank shall use its best efforts to hold all nonpublic information obtained confidential in accordance with its customary procedures to the extent that the Guarantor or any of its Subsidiaries clearly identifies such information as confidential.

               (b)   Notice of Default.  Forthwith upon the occurrence of
                     -----------------
     any Default, and not later than three Business Days after such fact becomes known to an Executive Officer of the Guarantor, the chief financial officer of the Guarantor will deliver or cause to be delivered to the Bank notice of such Default setting for the details thereof, the period of existence thereof and the action which the Guarantor is taking or proposes to take with respect thereto.

               (c)   Payment of Obligations.  The Guarantor will pay and
                     ----------------------
     discharge, as the same shall become due and payable, (1) all its obligations and liabilities, including all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in any such case, if unpaid, might by law give rise to a Lien upon any of its property or assets, and (2) all taxes, assessments and charges or levies made upon it or its property or assets, by any governmental body, agency or official except obligations, liabilities, taxes, assessments, charges and levies being diligently contested in good faith by appropriate proceedings and reserved against in accordance with GAAP.

               (d)   Maintenance of Property; Insurance.
                     ----------------------------------
               (1) The Guarantor will, and will cause its Subsidiaries to, keep all property useful and necessary and in its business in good working order and condition, subject to ordinary wear and tear, and form time to time make or cause to be made all repairs, renewals, replacements, extensions, additions and improvements to such properties and assets as are necessary and proper.

               (2) The Guarantor will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies, comprehensive liability insurance on all its properties in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against by companies engaged in the same or a similar business and will furnish to the Bank upon request full information as the insurance carried.

               (e)   Conduct of Business and Maintenance of Existence.  The
                     ------------------------------------------------
      Guarantor will, and will cause each Subsidiary to, continue to engage in business of the same general type as now conducted by the Guarantor or such Subsidiary, and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business. The Guarantor will not engage in any business other than substantially the same line of business as conducted by the Guarantor on the date of this Guaranty Agreement or liquidate, wind-up or dissolve, whether voluntarily or involuntarily (or suffer any such liquidation or dissolution) or make any material change in its capital structure or any of its business objectives, purposes and operations.

               (f)   Compliance with Laws.  The Guarantor will, and will
                     --------------------
     cause each Subsidiary to, comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder and all Environmental Requirements) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where noncompliance would not materially and adversely affect the Guarantor's business or financial position.

               (g)   Accounting and Records.  The Guarantor will, and will
                     ----------------------
     cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities, will maintain its fiscal reporting periods on the present basis.

               SECTION 5. FINANCIAL COVENANTS. The Guarantor hereby agrees that so long as any obligation, covenant or agreement which the Guarantor has guaranteed hereunder remains unsatisfied, it shall comply with, perform and observe the following covenants and provisions and shall cause each Subsidiary to comply with, perform and observe said covenants and provisions as are applicable thereto:

               (a)   Restriction on Liens.  The Guarantor will not, and
                     --------------------
     will not permit any Subsidiary to, at any time create, assume, incur or suffer to exist any Lien on any property or asset of any kind, real or personal, tangible or intangible, now owned or hereafter acquired by it or assign or subordinate any present or future right to receive assets. Without limitation of the foregoing, the Guarantor specifically covenants not to cause or permit to exist any Lien on the Note or on the Letter of Credit. Simultaneously with the execution hereof by the Guarantor, the Guarantor shall deliver the Note and the Letter of Credit to the Bank, and the Bank shall retain possession thereof until all obligations and liabilities of the Borrower to the Bank guaranteed by the Guarantor hereunder have been irrevocably satisfied in full. The Guarantor further agrees to turn over to the Bank, promptly following its receipt thereof, any and all payments (including prepayments) made under, pursuant to or in satisfaction of the indebtedness evidenced by the Note or the Letter of Credit, excluding the payment of interest under the Note due May 31, 1994.
     The Bank shall have the right, at its option, to apply any or all of the payments delivered to it pursuant to the preceding sentence to any of the obligations and liabilities of the Borrower guaranteed hereunder, or to hold such payments as additional collateral for the satisfaction of such obligations and liabilities, and the Guarantor agrees to execute and deliver to the Bank, promptly upon its request, such additional agreements, instruments and documents as the Bank may reasonably require in connection therewith. The Bank shall have no liability or duty to the Guarantor at any time to collect or enforce any rights of the Guarantor under the Note or the Letter of Credit, or to preserve any rights of the Guarantor thereunder, the sole duty of the Bank in this regard being to exercise reasonable care with respect to such instruments for as long as they remain in its actual possession.

               (b)   Consolidations, Mergers and Sales of Assets. (1) The
                     -------------------------------------------
     Guarantor will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of all, or substantially all, of the property or assets of the Guarantor or such Subsidiary to any other person or consolidate with or merge into any other Person or permit any Person to merge into the Guarantor.

               (2) The Guarantor will not during any fiscal year sell, lease, transfer or otherwise dispose of any of its property or assets (other than in the ordinary course of business).

               (c)   Transactions with Affiliates/Shareholders.  The
                     -----------------------------------------
     Guarantor will not, and will not permit any Subsidiary to, directly or indirectly enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service to, the Borrower or to any Affiliate of the Borrower or the Guarantor except in the ordinary course of business pursuant to the reasonable requirements of the business of the Guarantor and upon fair and reasonable terms no less favorable to the Guarantor than would be obtained in a comparable arms-length transaction with a person not an Affiliate or shareholder of the Guarantor.

               (d)   Restricted Payments.  The Guarantor will not, and will
                     -------------------
     not permit any Subsidiary to, make a Restricted Payment other than the payment of cash dividends to UIC.

               SECTION 6. EVENTS OF DEFAULT. If one or more of the following events ("Defaults") shall have occurred and be continuing, whether such occurrence shall be voluntary or involuntary or comes about or is effected by operation of law or otherwise:

               (a) the Borrower shall fail to pay when due any principal or premium of the Note when due, or shall fail to pay within five (5) days of the due date thereof any interest or other amount payable under the Loan Agreement, the Note or any of the other Loan Documents;

               (b) the Borrower or the Guarantor shall fail to observe or perform any covenant, term of condition contained in the Loan Agreement or this Guaranty Agreement and such failure shall not be remedied within any specified cure period;

               (c) any material representation, warranty, certification or statement made by the Borrower or the Guarantor in the Loan Agreement or this Guaranty Agreement or in any certificate, financial statement or other document delivered pursuant thereto or hereto shall prove to have been incorrect in any material respect when made;

               (d) the Borrower or the Guarantor shall fail to perform or observe any agreement, term or condition contained in any agreement for borrowed money, which failure results in or would permit the acceleration of the maturity of any Debt of the Borrower or the Guarantor and which failure is not cured within the cure period originally specified in such agreement;

               (e) either the Borrower or the Guarantor (or both) shall commence a voluntary cause or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

               (f) an involuntary case or other proceeding shall be commenced against either the Borrower or the Guarantor (or both) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

               (g) the Guarantor fails for a period of 15 days to pay one or more final judgments or orders for the payment of money which are either unappealable or unstayed, when the sum of such judgments is in excess of $1,000,000.00;

               (h) if at any time UIC fails to own 100% of the issued and outstanding voting stock of the Guarantor;

               (i) if an adverse change deemed material by the Bank in good faith shall occur with respect to the business, assets, operations, business prospects or financial condition of the Guarantor; or

               (j) an Event of Default shall occur under the Loan Agreement, the Note or any of the other Loan Documents.

               Upon the occurrence of any such Event of Default, the Bank shall have whatever rights in law or equity it might have to enforce this Guaranty Agreement.

               SECTION 7.  DEFINITIONS

               "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, owns 5% or more of the voting capital stock of the Guarantor (ii) any Person other than the Guarantor and a Subsidiary of the Guarantor of which 5% or more of the voting securities, including common stock or partnership interests, is owned by the Guarantor or (iii) any Person which possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of Baltimore are authorized by law to close.

               "Debt" of any Person means at any date, without duplication, obligations which under GAAP are shown as liabilities on the balance sheet of such Person, excluding accrued taxes and accrued operating expenses, but including (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument; (vii) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligation is assumed by such Person and (viii) all obligations of others guaranteed by such Person.

               "Default" has the meaning specified in Section 6.

               "Executive Officer" means any member of the Board of Directors, the President, any Vice President (including various grades of such office), the Treasurer or the Secretary of the Guarantor.

               "GAAP" means generally accepted accounting principles in the United States.

               "Letter of Credit" means Irrevocable Standby Letter of Credit No. P622514 dated February 26, 1985, issued by The Chase Manhattan Bank, N.A. for the benefit of the Guarantor in the original face amount of $46,000,000.00 including all amendments, extensions and supplements thereof and thereto.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, including any agreement to give any of the foregoing. For the purposes of this Guaranty Agreement, the Guarantor and its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or with respect to which a financing statement under the Uniform Commercial Code of any jurisdiction has been filed or an agreement to give such a financing statement has been entered into.

               "Note" means, as the same may be amended, modified, extended, renewed, supplemented or replaced from time to time, that certain Promissory Note dated February 26, 1985, made by Smith & Nephew Investment Group, Ltd., a Delaware corporation, and payable to the order of the Guarantor in the original principal amount of Forty-Two Million Six Hundred Ninety-Nine Thousand Three Hundred Eighty-Four Dollars ($42,699,384.00).

               "Officer's Certificate" means a certificate signed in the name of the Guarantor by its President, one of its Vice Presidents, its Treasurer or its Secretary.

               "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

               "Restricted Investments" means any stock or equity interest in, or any note or other debt of any Person other than the Company or the Guarantor, provided however, that the term Restricted Investments shall not include: (i) direct obligations of the U.S. Government, or obligations guaranteed by the U.S. Government, maturing no later than one year from the date of acquisition; (ii) negotiable certificates of deposit issued by banks having a combined capital and surplus in excess of $100,000,000 and are rated A or better by either Standard and Poor's Corporation or Moody's Investors Services, Inc. or B or better by Thompson's BankWatch; (iii) commercial paper with minimum rating by Standard and Poor's Corporation or Moody's Investors Services, Inc. of A1/P1 maturing within 270 days; (iv) short term tax-exempt obligations given the highest credit rating of either Standard and Poor's Corporation or Moody's Investors Services, Inc.; and (v) repurchase agreements with commercial banks whose certificates of deposits are eligible for purchase under clause (ii) and which mature within 270 days.

               "Restricted Payment" means any (a) payment of cash dividends, (b) payment of funds to repurchase of the stock of the Guarantor, (c) any prepayments of subordinated debt, and (d)
     Restricted Investments.

               "Subsidiary" means any corporation at least a majority of the voting stock of which, now or in the future, is owned or controlled by the Guarantor, directly or indirectly through one or more Subsidiaries.

               "UIC" means United Industrial Corporation, a Delaware corporation.

               SECTION 8. NOTICES. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered after transmission by hand or by facsimile (if a copy thereof is promptly deposited in the United States malls, registered first class mail, with proper postage prepaid or by Federal Express) or by Federal Express or similar service or five business days after deposit in the United States mails, registered first-class mail, with proper postage prepaid and addressed to the party to be notified at the following addresses (or such other address as such party shall designate in a notice delivered to the other party hereunder);

               (A)   If to the Bank, to:

                     Signet Bank/Maryland
                     7 St. Paul Street
                     Baltimore, Maryland  21203
                     Attention:  Mr. David A. Bauereis

               (B)   If to the Guarantor, at:

                     c/o United Industrial Corporation
                     18 East 48th Street
                     New York, New York  10017
                     Attention:  Treasurer

                     with a copy to:

                     AAI Corporation
                     York and Industry Lane
                     Cockeysville, Maryland  21030
                     Attention:  Mr. Paul J. Michaud

               SECTION 9. SEVERABILITY. Wherever possible, each provision of this Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Guaranty Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent or such prohibition of invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement, unless the ineffectiveness of such provision materially and adversely alters the benefits accruing to either party hereunder.

               SECTION 10. ENTIRE AGREEMENT; WAIVERS. The Guarantor hereby agrees that this instrument contains the entire agreement between the parties with respect to the subject matter hereof and that there is and can be no other oral or written agreement or understanding whereby the provisions of this instrument have been or can be terminated, affected, varied, waived, amended or modified in any manner, unless the same be set forth in writing and consented to by the Bank.

               SECTION 11. SUCCESSORS AND ASSIGNS. This Guaranty Agreement shall be binding upon and inure to the benefit of the respective successors, participants and assigns of the Guarantor and the Bank. This Guaranty Agreement shall, without further consent of, or notice to, the Guarantor, pass to, and may be relied upon and enforced by, any assignee or transferee of the Bank.

               SECTION 12. GOVERNING LAW, ETC. This Guaranty Agreement is, and shall be deemed to be, a contract entered into, under and pursuant to the laws of the State of Maryland, and shall be binding upon the Guarantor and its successors and assigns.

               SECTION 13. NO WAIVER. No delay on the part of the Bank in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligation of the Guarantor or of the rights of the Bank to take further action without notice or demand as provided herein.

               SECTION 14. HEADINGS. The descriptive headings of the several paragraphs of this Guaranty Agreement are inserted for convenience only and do not constitute a part of this Guaranty Agreement.

               SECTION 15. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts each of which shall be deemed an original, and all such counterparts shall together constitute the same Guaranty Agreement.

               SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Guarantor herein shall survive the execution and delivery of this Guaranty Agreement, the Loan Agreement the Note and the other Loan Documents, regardless of any investigation made by the Bank or the Bank's access to any information.

               SECTION 17. DURATION. This Guaranty Agreement shall remain in effect until all amounts payable under the Loan Agreement, the Note and the other Loan Documents shall have been paid in full.

               IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed under seal as of the date first above set forth.

     ATTEST/WITNESS:               UIC-DEL. CORPORATION



     ______________________        By:Robert W. Worthing  (SEAL)
                                      ------------------
                                      Title  Secretary
                                            ------------

     STATE OF _____________
     COUNTY OF ____________


               On this __th day of ________, 1994, before me, the undersigned officer personally appeared _________________ who acknowledged himself/herself to be the ______________ of UIC-Del. Corporation, a Delaware corporation, and that (s)he, as such _____________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as _______________.



                                   ______________________
                                   Notary Public


     My commission expires:_________________